SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A

  For Registration Of Certain Classes Of Securities Pursuant To Section 12(b) Or
                   (b) Of The Securities Exchange Act Of 1934


                               SLW Enterprises Inc.
       -------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          Washington                                           91-2022980
 (State or other jurisdiction of                            (I.R.S. Employer
  incorporation or organization)                         Identification Number)

                 #210, 580 Hornby Street
           Vancouver, British Columbia, CANADA                       V6C 3B6
(Address and telephone number of principal executive offices)      (Zip  Code)

If  this  form  relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If  this  form  relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities  Act  registration  statement file number to which this form relates:
333-38536

Securities to be registered pursuant to Section 12(b) of the Act:

NONE

Securities to be registered pursuant to Section 12(g) of the Act:

Common  Stock,  $0.0001  Par  Value  Per  Share


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    Item  1.  Description  of  Registrant's  Securities  to  be  Registered.

The description of the common stock of Registrant set forth under the caption "Description of Capital Stock" in Registrant's Registration Statement on Form SB-2 (File No. 333-38536) as originally filed with the Securities and Exchange Commission on June 2, 2000 or as subsequently amended (the "Registration Statement"), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

ITEM  2.      EXHIBITS.

The following exhibits are filed herewith or incorporated herein by reference to the corresponding exhibit number in the Registrant's Registration Statement on Form SB-2 (File No. 333-38536) as originally filed with the Securities and Exchange Commission on June 2, 2000 or as subsequently amended:


EXHIBIT
 NUMBER    DESCRIPTION
-------    -----------
  3.1      Articles of Incorporation
  3.2      Bylaws
  4.1      Specimen Stock Certificate
  4.2      Stock Subscription Agreement

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                                    Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                  SLW  ENTERPRISES  INC.


                                  By:  /s/  SUZANNE L. WOOD
                                     ------------------------------------
                                             SUZANNE L. WOOD
                                               PRESIDENT
                                  Date:     December 7, 2000
                                       ----------------------------------


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